CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$3,019,000	$92.68

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $411,788.84 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $92.68 offset against the registration fee due for this offering and of which $411,696.16 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing supplement no. 849 To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 34-V dated February 7, 2007	Registration Statement No. 333-130051 Dated November 27, 2007 Rule 424(b)(2)

Structured Investments

JPMorgan Chase & Co.
$1,400,000 (AA) $440,000 (AMR) $680,000 (CIT) $225,000 (CMI) $274,000 (EMC)
Reverse Exchangeable Notes due May 30, 2008
Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General

  This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

(1) (2)	the applicable Final Share Price is less than the applicable Initial Share Price; and
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Maturity Date:	May 30, 2008*
Pricing Date:	November 27, 2007
Settlement Date:	On or about November 30, 2007
Observation Date:	May 27, 2008*
Interest Payment Date:

Interest on the notes will be payable monthly in arrears on the last calendar day of each month, except for the final interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing December 31, 2007, to and including the Interest Payment Date corresponding to the Maturity Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-V for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Alcoa Inc.	PS-3	AA	$1,000	6.50% (equivalent to 13.00% per annum)	25% of the Initial Share Price	$35.04	48123MGA4	$10.83	36.85%	63.15%
AMR Corporation	PS-5	AMR	$1,000	9.275% (equivalent to 18.55% per annum)	40% of the Initial Share Price	$20.56	48123MGC0	$15.46	25.82%	74.18%
CIT Group Inc.	PS-7	CIT	$1,000	12.30% (equivalent to 24.60% per annum)	40% of the Initial Share Price	$24.47	48123MGH9	$20.50	19.47%	80.53%
Cummins Inc.	PS-9	CMI	$1,000	7.00% (equivalent to 14.00% per annum)	30% of the Initial Share Price	$108.82	48123MGB2	$11.67	34.21%	65.79%
EMC Corporation	PS-11	EMC	$1,000	6.60% (equivalent to 13.20% per annum)	25% of the Initial Share Price	$18.19	48123MGF3	$11.00	36.29%	63.71%

*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-V.
†	Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-V under “Certain U.S. Federal Income Tax Consequences” on page PS-24.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-6 of the accompanying product supplement no. 34-V and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Alcoa Inc.

Per note	$1,000	$55	$945

Total	$1,400,000	$68,035	$1,331,965

AMR Corporation

Per note	$1,000	$60	$940

Total	$440,000	$22,980	$417,020

CIT Group Inc.

Per note	$1,000	$60	$940

Total	$680,000	$35,520	$644,480

Cummins Inc.

Per note	$1,000	$59	$941

Total	$225,000	$13,275	$211,725

EMC Corporation

Per note	$1,000	$60	$940

Total	$274,000	$16,440	$257,560

(1)

J.P. Morgan Securities Inc., which we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive commissions of $55.00, $60.00, $60.00, $59.00 and $60.00 per $1,000 principal amount note on $1,237,000, $383,000, $592,000, $225,000 and $274,000 aggregate principal amount notes sold in the offerings of notes linked to the common stock of Alcoa Inc., AMR Corporation, CIT Group Inc., Cummins Inc. and, EMC Corporation respectively, and will use a portion of such commissions to pay selling concessions to other dealers of $35.00, $37.50, $37.50 $37.00 and $37.50 per $1,000 principal amount note for notes linked to the common stock of Alcoa Inc., AMR Corporation, CIT Group Inc., Cummins Inc. and, EMC Corporation, respectively. The concessions of $35.00, $37.50, $37.50 $37.00 and $37.50 per $1,000 principal amount note for notes linked to the common stock of Alcoa Inc., AMR Corporation, CIT Group Inc., Cummins Inc. and, EMC Corporation, respectively, include concessions allowed to selling dealers and concessions allowed to an arranging dealer. See “Underwriting” beginning on page PS-29 of the accompanying product supplement no. 34-V. JPMSI did not receive any commission or pay any concessions on $163,000, $57,000 and $88,000 aggregate principal amount of notes linked to the common stock of Alcoa Inc., AMR Corporation andCIT Group Inc., respectively, not purchased by investors in the applicable offering and described in detail below.

The total aggregate principal amount of notes for certain series of notes being offered by this pricing supplement were not purchased by investors in the applicable offering. JPMSI will retain the unsold portion of the applicable offering of $163,000, $57,000 and $88,000 aggregate principal amount for notes linked to the common stock of Alcoa Inc., AMR Corporation and CIT Group Inc., respectively, and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of the applicable offering may affect the supply of the applicable series of notes available for secondary trading and, therefore, could adversely affect the price of the applicable series of notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

November 27, 2007

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-V dated February 7, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated November 5, 2007, as well as the supplemental term sheet related hereto dated November 9, 2007 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-V, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-V dated February 7, 2007:
  http://www.sec.gov/Archives/edgar/data/19617/000089109207000412/e26253_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the last calendar day of each month, except for the final interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing December 31, 2007, to and including the Interest Payment Date corresponding to the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date. If an Interest Payment Date is not a Business Day, payment will be made on the next Business Day immediately following such day, but no additional interest will accrue as a result of the delayed payment.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-V. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as units comprising a Put Option and a Deposit for U.S. federal income tax purposes. Of each coupon payment, we intend to treat the percentages specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment and allocations as described above. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while the Put Premium will not be taken into account prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-V dated February 7, 2007.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price closes at a level above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 34-V. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the Maturity Date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those set forth under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-V.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-13 of the accompanying product supplement no. 34-V for more information.

Alcoa Inc. (“Alcoa”)

According to its publicly available filings with the SEC, Alcoa is a producer of primary aluminum, fabricated aluminum and alumina, and is active in all major aspects of the aluminum industry: technology, mining, refining, smelting, fabricating and recycling. The common stock of Alcoa, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Alcoa in the accompanying product supplement no. 34-V. Alcoa’s SEC file number is 001-03610.

Historical Information of the Common Stock of Alcoa

The following graph sets forth the historical performance of the common stock of Alcoa based on the weekly closing price (in U.S. dollars) of the common stock of Alcoa from January 4, 2002 through November 23, 2007. The closing price of the common stock of Alcoa on November 27, 2007 was $35.04. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Alcoa has experienced significant fluctuations. The historical performance of the common stock of Alcoa should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Alcoa during the term of the notes. We cannot give you assurance that the performance of the common stock of Alcoa will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Alcoa will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Alcoa.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-3

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Alcoa

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Alcoa, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$35.00	• the Protection Amount: $8.75
•	the Interest Rate:	6.50% (equivalent to 13.00% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$35.00	$70.00	$1,000.00	$1,000.00

$17.50	$36.00	$1,000.00	$1,000.00

$35.00	$35.00	$1,000.00	$1,000.00

$26.25	$26.25	$1,000.00	$1,000.00

$17.50	$34.00	28 shares of the Reference Stock or the Cash Value thereof	$971.43

$17.50	$17.50	28 shares of the Reference Stock or the Cash Value thereof	$500.00

$5.00	$5.00	28 shares of the Reference Stock or the Cash Value thereof	$142.86

$0.00	$0.00	28 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $17.50 but the Final Share Price is $36.00. Because the Final Share Price of $36.00 is greater than the Initial Share Price of $35.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $17.50 and the Final Share Price is $34.00. Because the Final Share Price of $34.00 is less than the Initial Share Price of $35.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $34.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $971.43.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $17.50, a decline of more than the Protection Amount. Because the Final Share Price of $17.50 is less than the Initial Share Price of $35.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $17.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $26.25 is less than the Initial Share Price of $35.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $26.25 is less than the Initial Share Price of $35.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $65.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $35.04, and the Protection Amount was $8.76, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-4

AMR Corporation (“AMR”)

According to its publicly available filings with the SEC, AMR, through its subsidiaries, operates American Airlines and American Eagle Airlines, offering scheduled jet service throughout North America, the Caribbean, Latin America, Europe and Asia. American Airlines also offers a wide range of freight and mail services to shippers throughout its system. The common stock of AMR, par value $1.00 per share, is registered under the Exchange Act and is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of AMR in the accompanying product supplement no. 34-V. AMR’s SEC file number is 001-08400.

Historical Information of the Common Stock of AMR

The following graph sets forth the historical performance of the common stock of AMR based on the weekly closing price (in U.S. dollars) of the common stock of AMR from January 4, 2002 through November 23, 2007. The closing price of the common stock of AMR on November 27, 2007 was $20.56. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of AMR has experienced significant fluctuations. The historical performance of the common stock of AMR should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of AMR during the term of the notes. We cannot give you assurance that the performance of the common stock of AMR will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that AMR will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of AMR.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-5

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of AMR

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of AMR, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$20.50	• the Protection Amount: $8.20
•	the Interest Rate:	9.275% (equivalent to 18.55% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$20.50	$50.00	$1,000.00	$1,000.00

$10.25	$21.00	$1,000.00	$1,000.00

$20.50	$20.50	$1,000.00	$1,000.00

$12.30	$12.30	$1,000.00	$1,000.00

$10.25	$20.00	48 shares of the Reference Stock or the Cash Value thereof	$975.61

$10.25	$10.25	48 shares of the Reference Stock or the Cash Value thereof	$500.00

$4.00	$4.00	48 shares of the Reference Stock or the Cash Value thereof	$195.12

$0.00	$0.00	48 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $10.25 but the Final Share Price is $21.00. Because the Final Share Price of $21.00 is greater than the Initial Share Price of $20.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $10.25 and the Final Share Price is $20.00. Because the Final Share Price of $20.00 is less than the Initial Share Price of $20.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $20.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $975.61.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $10.25, a decline of more than the Protection Amount. Because the Final Share Price of $10.25 is less than the Initial Share Price of $20.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $10.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $12.30 is less than the Initial Share Price of $20.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $12.30 is less than the Initial Share Price of $20.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $92.75 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $20.56, and the Protection Amount was $8.2240, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-6

CIT Group Inc. (“CIT”)

According to its publicly available filings with the SEC, CIT is a commercial and consumer finance company, providing financing and leasing products and services to clients in a wide variety of industries around the globe. The common stock of CIT, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of CIT in the accompanying product supplement no. 34-V. CIT’s SEC file number is 001-31369.

Historical Information of the Common Stock of CIT

The following graph sets forth the historical performance of the common stock of CIT based on the weekly closing price (in U.S. dollars) of the common stock of CIT from July 5, 2002 through November 23, 2007. The closing price of the common stock of CIT on November 27, 2007 was $24.47. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of CIT has experienced significant fluctuations. The historical performance of the common stock of CIT should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of CIT during the term of the notes. We cannot give you assurance that the performance of the common stock of CIT will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that CIT will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of CIT.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-7

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of CIT

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of CIT, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$24.50	• the Protection Amount: $9.80
•	the Interest Rate:	12.30% (equivalent to 24.60% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$24.50	$50.00	$1,000.00	$1,000.00

$12.25	$25.00	$1,000.00	$1,000.00

$24.50	$24.50	$1,000.00	$1,000.00

$14.70	$14.70	$1,000.00	$1,000.00

$12.25	$24.00	40 shares of the Reference Stock or the Cash Value thereof	$979.59

$12.25	$12.25	40 shares of the Reference Stock or the Cash Value thereof	$500.00

$4.00	$4.00	40 shares of the Reference Stock or the Cash Value thereof	$163.27

$0.00	$0.00	40 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $12.25 but the Final Share Price is $25.00. Because the Final Share Price of $25.00 is greater than the Initial Share Price of $24.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $12.25 and the Final Share Price is $24.00. Because the Final Share Price of $24.00 is less than the Initial Share Price of $24.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $24.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $979.59.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $12.25, a decline of more than the Protection Amount. Because the Final Share Price of $12.25 is less than the Initial Share Price of $24.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $12.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $14.70 is less than the Initial Share Price of $24.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $14.70 is less than the Initial Share Price of $24.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $123.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $24.47, and the Protection Amount was $9.7880, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-8

Cummins Inc. (“Cummins”)

According to its publicly available filings with the SEC, Cummins designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related products, including filtration and after treatment devices, fuel systems, controls and air handling systems. The common stock of Cummins, par value $2.50 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Cummins in the accompanying product supplement no. 34-V. Cummins’s SEC file number is 001-04949.

Historical Information of the Common Stock of Cummins

The following graph sets forth the historical performance of the common stock of Cummins based on the weekly closing price (in U.S. dollars) of the common stock of Cummins from January 4, 2002 through November 23, 2007. The closing price of the common stock of Cummins on November 27, 2007 was $108.82. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Cummins have experienced significant fluctuations. The historical performance of the common stock of Cummins should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Cummins during the term of the notes. We cannot give you assurance that the performance of the common stock of Cummins will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Cummins will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Cummins.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-9

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Cummins

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Cummins, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$109.00	• the Protection Amount: $32.70
•	the Interest Rate:	7.00% (equivalent to 14.00% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$109.00	$220.00	$1,000.00	$1,000.00

$54.50	$110.00	$1,000.00	$1,000.00

$109.00	$109.00	$1,000.00	$1,000.00

$76.30	$76.30	$1,000.00	$1,000.00

$54.50	$108.00	9 shares of the Reference Stock or the Cash Value thereof	$990.83

$54.50	$54.50	9 shares of the Reference Stock or the Cash Value thereof	$500.00

$20.00	$20.00	9 shares of the Reference Stock or the Cash Value thereof	$183.49

$0.00	$0.00	9 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $54.50 but the Final Share Price is $110.00. Because the Final Share Price of $110.00 is greater than the Initial Share Price of $109.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $54.50 and the Final Share Price is $108.00. Because the Final Share Price of $108.00 is less than the Initial Share Price of $109.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $108.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $990.83.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $54.50, a decline of more than the Protection Amount. Because the Final Share Price of $54.50 is less than the Initial Share Price of $109.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $54.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $76.30 is less than the Initial Share Price of $109.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $76.30 is less than the Initial Share Price of $109.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $70.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $108.82, and the Protection Amount was $32.6460, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-10

EMC Corporation (“EMC”)

According to its publicly available filings with the SEC, EMC and its subsidiaries develop, deliver and support the information technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs. The common stock of EMC, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of EMC in the accompanying product supplement no. 34-V. EMC’s SEC file number is 001-09853.

Historical Information of the Common Stock of EMC

The following graph sets forth the historical performance of the common stock of EMC based on the weekly closing price (in U.S. dollars) of the common stock of EMC from January 4, 2002 through November 23, 2007. The closing price of the common stock of EMC on November 27, 2007 was $18.19. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of EMC has experienced significant fluctuations. The historical performance of the common stock of EMC should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of EMC during the term of the notes. We cannot give you assurance that the performance of the common stock of EMC will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that EMC will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of EMC.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-11

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of EMC

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of EMC, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

•	the Initial Share Price:	$18.50	• the Protection Amount: $4.63
•	the Interest Rate:	6.60% (equivalent to 13.20% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$18.50	$40.00	$1,000.00	$1,000.00

$9.25	$19.00	$1,000.00	$1,000.00

$18.50	$18.50	$1,000.00	$1,000.00

$13.87	$13.87	$1,000.00	$1,000.00

$9.25	$18.00	54 shares of the Reference Stock or the Cash Value thereof	$972.97

$9.25	$9.25	54 shares of the Reference Stock or the Cash Value thereof	$500.00

$3.00	$3.00	54 shares of the Reference Stock or the Cash Value thereof	$162.16

$0.00	$0.00	54 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $9.25 but the Final Share Price is $19.00. Because the Final Share Price of $19.00 is greater than the Initial Share Price of $18.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $9.25 and the Final Share Price is $18.00. Because the Final Share Price of $18.00 is less than the Initial Share Price of $18.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $18.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $972.97.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $9.25, a decline of more than the Protection Amount. Because the Final Share Price of $9.25 is less than the Initial Share Price of $18.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $9.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $13.87 is less than the Initial Share Price of $18.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $13.87 is less than the Initial Share Price of $18.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $66.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $18.19, and the Protection Amount was $4.5475, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-12